As filed with the U.S. Securities and Exchange Commission on September 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REMITLY GLOBAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	83-2301143
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(888) 736-4859
(Address of principal executive offices) (Zip code)
Remitly Global, Inc. 2011 Equity Incentive Plan
Remitly Global, Inc. 2021 Equity Incentive Plan
Remitly Global, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)
Matthew Oppenheimer
Chief Executive Officer
Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(888) 736-4859
(Name, address and telephone number, including area code, of agent for service)

Copies to:

William Bromfield James Evans Katherine Duncan Aman Singh Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, Washington 98101 (206) 389-4510	Saema Somalya General Counsel Remitly Global, Inc. 1111 Third Avenue Suite 2100 Seattle, WA 98101 (888) 736-4859

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2021 Equity Incentive Plan – Issuable	25,552,736(2)	$43.00(3)	$1,098,767,648(3)	$119,876
– 2011 Equity Incentive Plan – Outstanding Options	24,860,379(4)	$3.59(5)	$89,248,761(5)	$9,738
– 2011 Equity Incentive Plan – Outstanding Restricted Stock Units	1,301,084(6)	$43.00(3)	$55,946,612(3)	$6,104
– 2021 Employee Stock Purchase Plan – Issuable	3,500,000(7)	$36.55(8)	$127,925,000(8)	$13,957
Total	55,214,199		$1,371,888,021	$149,675
_______________

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the employee benefit plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents shares of common stock reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) includes (a) 25,000,000 shares reserved for future issuance under the 2021 Plan and (b) 552,736 shares previously reserved for issuance under the Registrant’s 2011 Equity Incentive Plan (the “2011 Plan”), that are now available for issuance under the 2021 Plan. To the extent that any stock options or restricted stock units outstanding under the 2011 Plan expire or are terminated prior to exercise, the shares of common stock reserved for issuance pursuant to such awards will become available for issuance as shares of common stock under the 2021 Plan. See footnotes 4 and 6 below.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $43.00 per share as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on or around September 24, 2021 pursuant to Rule 424(b) under the Securities Act.
(4)
Represents shares of common stock subject to issuance upon the exercise of 24,860,379 stock options outstanding under the 2011 Plan as of the date of this Registration Statement. To the extent that any stock options outstanding under the 2011 Plan expire or are terminated prior to exercise, the shares of common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of common stock under the 2021 Plan. See footnote 2 above.

(5)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for stock options outstanding under the 2011 Plan.
(6)
Represents shares of common stock subject to issuance upon the exercise of 1,301,084 restricted stock units outstanding under the 2011 Plan as of the date of this Registration Statement. To the extent that any restricted stock units outstanding under the 2011 Plan expire or are terminated prior to exercise, the shares of common stock reserved for issuance pursuant to such restricted stock units will become available for issuance as shares of common stock under the 2021 Plan. See footnote 2 above.

(7)	Represents 3,500,000 shares of common stock reserved for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(8)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $43.00 as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on or around September 24, 2021 pursuant to Rule 424(b) under the Securities Act multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Remitly Global, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 2021 (File No. 333-259167), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)The Registrant’s Prospectus to be filed on or about September 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259167); and
(c)The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on September 20, 2021 (File No. 001-40822) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the consummation of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted by law.
As permitted by the DGCL, the Registrant’s restated bylaws that will be in effect following the effectiveness of this registration statement provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and restated bylaws and the indemnification agreements entered into may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant has directors’ and officers’ liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-259167	3.1	August 30, 2021

4.2	Bylaws of the Registrant, as currently in effect.	S-1	333-259167	3.2	August 30, 2021

4.3	Form of Amended and Restated Certificate of Incorporation, to be effective immediately prior to consummation of the Registrant’s initial public offering.	S-1/A	333-259167	3.3	September 14, 2021

4.4	Form of Restated Bylaws, to be effective immediately prior to consummation of the Registrant’s initial public offering.	S-1/A	333-259167	3.4	September 14, 2021

4.5	Form of Registrant’s Common Stock Certificate	S-1/A	333-259167	4.1	September 14, 2021

4.6	Remitly Global, Inc. 2011 Equity Incentive Plan, as amended, and forms of equity agreements thereunder.	S-1	333-259167	10.3	August 30, 2021

4.7*	Remitly Global, Inc. 2021 Equity Incentive Plan and forms of award agreements thereunder.

4.8	Remitly Global, Inc. 2021 Employee Stock Purchase Plan, and forms of subscription agreement thereunder.	S-1/A	333-259167	10.5	September 14, 2021

5.1*	Opinion of Fenwick and West LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fenwick and West LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).
_______________
*  Filed herewith
ITEM 9. UNDERTAKINGS
A.The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 23rd day of September, 2021.

REMITLY GLOBAL, INC.

By:	/s/ Matthew Oppenheimer
Matthew Oppenheimer
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Oppenheimer and Susanna Morgan, as their true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew Oppenheimer	Chief Executive Officer, and Director (Principal Executive Officer)	September 23, 2021
Matthew Oppenheimer

/s/ Susanna Morgan	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2021
Susanna Morgan

/s/ William Bryant	Director	September 23, 2021
William Bryant

/s/ Bora Chung	Director	September 23, 2021
Bora Chung

/s/ Joshua Hug	Director	September 23, 2021
Joshua Hug

/s/ Laurent Le Moal	Director	September 23, 2021
Laurent Le Moal

/s/ Nigel Morris	Director	September 23, 2021
Nigel Morris

/s/ Phillip Riese	Director	September 23, 2021
Phillip Riese

/s/ Ron Shah	Director	September 23, 2021
Ron Shah

/s/ Margaret M. Smyth		September 23, 2021
Margaret M. Smyth	Director

/s/ Charles Stonecipher	Director	September 23, 2021
Charles Stonecipher